UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 4, 2017

VERSARTIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36361	26-4106690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1020 Marsh Road

Menlo Park, CA 94025

(Address of principal executive offices, including zip code)

(650) 963-8580

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Termination of Dr. Colin Hislop

On October 6, 2017, Versartis, Inc. (the “Company”) notified Chief Development Officer, Colin Hislop, M.D., that he would be terminated effective October 20, 2017. Dr. Hislop will receive as a severance benefit a lump sum payment in the aggregate amount of $206,339, which includes $175,000 representing 5 months of base salary and $31,339 representing 5 months of continued welfare benefits.

Retention Cash Bonus

On October 4, 2017, the Board of Directors (the “Board”) of the Company approved a cash retention bonus for certain of the Company’s employees, including its Chief Executive Officer, Jay P. Shepard, and Chief Financial Officer and Chief Operating Officer, Joshua T. Brumm, pursuant to which employees will receive a bonus equal to 6 month’s salary payable after 12 months, conditioned on the employee’s continuing employment on such date. Mr. Shepard will receive a cash bonus of $270,000, and Mr. Brumm will receive a cash retention bonus of $214,000, both payable after 12 months subject to their continuing employment as of such date.

Severance Benefit Plan

Also on October 4, 2017, the Board approved a new severance benefit plan for certain of the Company’s employees, including Messrs. Shepard and Brumm (the “Severance Benefit Plan”). Pursuant to the Severance Benefit Plan, if Mr. Shepard is involuntarily terminated without Cause (as defined in the Severance Benefit Plan) prior to October 5, 2018, then, upon execution of a general waiver and release, he will be entitled to a lump sum in the amount of 18 months of his then-effective base salary plus a lump sum equal to 140% of his monthly insurance premium in effect in September 2017 multiplied by 18 months. Similarly, if Mr. Brumm is involuntarily terminated without Cause prior to October 5, 2018, then, upon execution of a general waiver and release, he will be entitled to a lump sum in the amount of 12 months of his then-effective base salary plus a lump sum cash payment equal to 140% of his monthly insurance premium in effect in September 2017 multiplied by 12 months. The Severance Benefit Plan supersedes any and all previously announced or maintained severance plans, except for the Company’s Change in Control Severance Benefit Plan, which remains in full force and effect.

The foregoing summary of the Severance Benefit Plan does not purport to be complete and is qualified in its entirety by reference to full text of the Severance Benefit Plan, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the year ending December 31, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VERSARTIS, INC.

Dated: October 11, 2017	By:	/s/ Shane Ward
Shane Ward Senior Vice President and General Counsel